Exhibit 99.1

Harrington West’s Subsidiary, Los Padres Bank, Deemed Adequately Capitalized by the Office of Thrift Supervision and Relieved from Prompt Corrective Action

SOLVANG, Calif.--(BUSINESS WIRE)--January 25, 2010--Harrington West Financial Group, Inc. (OTCBB: HWFG), the holding company for Los Padres Bank, FSB (LPB), today announced that LPB has been deemed by the Office of Thrift Supervision (OTS) to be adequately capitalized, upgraded from an undercapitalized status, and therefore released from the Prompt Corrective Action Process of Section 38 of the Federal Deposit Insurance Act. This development should reduce LPB’s FDIC insurance assessments in the future.

In the December 2009 quarter, LPB sold $96.2 million of the assets and loans and all $94.9 million of the deposits of its Harrington Bank division in Kansas to Arvest Bank for net book value plus a $4.1 million premium and expects a multi-million dollar tax benefit from the Worker, Homeownership, and Business Assistance Act of 2009, which allows the carry-back of net operating losses for five years rather than two years. Based on the improvement in capital ratios principally from these factors and reduced loan loss reserves relative to prior quarters, the OTS made its determination.

HWFG and LPB remain subject to the OTS’s Cease and Desist Order (CDO) of October 14, 2009 that, among other things, requires LPB to reach an 8% core tangible ratio and a 12% risk-based capital ratio by December 31, 2009. With the exception of reaching the required capital ratios, LPB and HWFG have complied with all the terms and covenants of the CDO and continue to work on a capital plan to reach the ultimate capital requirements.

Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank, FSB. HWFG operates 14 full service banking offices on the central coast of California and the Phoenix metro, Arizona. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $152.6 million in assets under management or custody.

This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s ability to comply with the Cease and Desist Orders issued to it and its banking subsidiary by the Office of Thrift Supervision, (ii) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (iii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iv) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (v) the Company's beliefs and expectations concerning future operating results, (vi) the Company’s beliefs and expectations regarding the future performance of the real estate or mortgage markets and its securities portfolio, and (vii) other factors referenced in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
Harrington West Financial Group, Inc.
For information contact:
Craig J. Cerny 480/596-6555
or
For share transfer information contact:
Lisa F. Watkins 805/688-6644